Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Support Agreement”) is dated as of September 14, 2022, by and among Maxpro Capital Acquisition Corp., a Delaware corporation (“SPAC”), Apollomics Inc., a Cayman Islands exempted company (the “Company”), MP One Investment LLC, a Delaware limited liability company (the “Sponsor”) and the directors and executive officers of SPAC whose names appear on the signature pages of this Support Agreement (such shareholders and affiliates, the “Insiders”, and together with the Sponsor, the “Sponsor Parties” and individually, a “Sponsor Party”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsor Parties are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of 2,587,500 shares of SPAC Class B Common Stock and 464,150 SPAC Private Placement Warrants in the aggregate as set forth on Schedule I attached hereto (collectively, the “Subject Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Support Agreement, SPAC, the Company and Project Max SPAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), are entering into a Business Combination Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which Merger Sub will merge with and into SPAC, with SPAC continuing on as the surviving entity (“Business Combination”), and as a result of which, (a) SPAC will become a wholly owned subsidiary of the Company and (b) each issued and outstanding security of SPAC immediately prior to the Effective Time will no longer be outstanding and will automatically be cancelled in exchange for a substantially equivalent security of the Company, all on the terms and conditions set forth in the Business Combination Agreement; and

WHEREAS, as an inducement to SPAC and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1         Binding Effect of Business Combination Agreement. Each Sponsor Party hereby acknowledges that it has read the Business Combination Agreement and this Support Agreement and has had the opportunity to consult with its tax and legal advisors. Each Sponsor Party shall be bound by and comply with Sections 6.6 (No Solicitation) and 6.14 (Public Announcements) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if such Sponsor Party was an original signatory to the Business Combination Agreement with respect to such provisions.

Section 1.2         No Transfer. During the period commencing on the date hereof and ending on the earliest of (a) the Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.1 (Termination) thereof (the earlier of (a) and (b), the “Expiration Time”) and (c) the liquidation of SPAC, each Sponsor Party shall not, without the prior written consent of the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Securities owned by such Sponsor Party (unless the transferee agrees to be bound by this Support Agreement), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities owned by such Sponsor Party or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

Section 1.3         New Shares. In the event that (a) any SPAC Common Stock, SPAC Warrants or other equity securities of SPAC are issued to a Sponsor Party after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of SPAC Common Stock or SPAC Warrants of, on or affecting the SPAC Common Stock or SPAC Warrants owned by such Sponsor Party or otherwise, (b) a Sponsor Party purchases or otherwise acquires beneficial ownership of any SPAC Common Stock, SPAC Warrants or other equity securities of SPAC after the date of this Support Agreement, or (c) a Sponsor Party acquires the right to vote or share in the voting of any SPAC Common Stock or other equity securities of SPAC after the date of this Support Agreement (such SPAC Common Stock, SPAC Warrants or other equity securities of SPAC, collectively the “New Securities”), then such New Securities acquired or purchased by such Sponsor Party shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Subject Securities owned by such Sponsor Party as of the date hereof.

Section 1.4         Closing Date Deliverables. On the Closing Date, the Sponsor shall deliver to SPAC and the Company a duly executed copy of that certain Registration Rights Agreement, by and among the Company, SPAC, the Sponsor, the executive officers and directors of the Sponsor prior to the consummation of the transactions contemplated by the Business Combination Agreement and certain former shareholders of the Company, in substantially the form attached as Exhibit D to the Business Combination Agreement.

Section 1.5         Sponsor Party Agreements.

(a)       At any meeting of the shareholders of SPAC, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of SPAC is sought, each Sponsor Party shall (x) appear at each such meeting or otherwise cause all of its SPAC Common Stock to be counted as present thereat for purposes of calculating a quorum and (y) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its SPAC Common Stock:

(i)         in favor of each SPAC Stockholder Approval Matter;

(ii)       against any Acquisition Proposal or any proposal relating to an Acquisition Proposal (in each case, other than the SPAC Stockholder Approval Matters);

(iii)       against any merger agreement or merger (other than the Business Combination Agreement and the Business Combination), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC;

(iv)      against any change in the business, management or Board of Directors of SPAC (other than in connection with the SPAC Stockholder Approval Matters); and

(v)       against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Support Agreement, the Business Combination Agreement or any Business Combination, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of SPAC or Merger Sub under the Business Combination Agreement, (C) result in any of the conditions set forth in Article VIII of the Business Combination Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, SPAC.

Each Sponsor Party shall not commit or agree to take any action inconsistent with the foregoing.

(b)        Each Sponsor Party shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, the Insider Letter (as defined below), including the obligations of the Sponsor Parties pursuant to Section 1 therein to not redeem any SPAC Common Stock owned by such Sponsor Party in connection with the transactions contemplated by the Business Combination Agreement.

(c)        During the period commencing on the date hereof and ending on the earlier of the Effective Time and the termination of the Business Combination Agreement pursuant to Section 9.1 thereof, without the prior written consent of the Company, each Sponsor Party shall not modify or amend any Contract listed on Schedule II hereto.

(d)        Immediately prior to the Closing, each Sponsor Party shall automatically forfeit, and shall surrender to SPAC without consideration, such number of shares, if any, of SPAC Class B Common Stock that it owns as of immediately before the Closing, that would be necessary so that, immediately after giving effect to the Business Combination and any PIPE Financing, the Sponsor Parties collectively own a number of Company Ordinary Shares equal to 2.75% of the sum of (i) the Company Ordinary Shares that are issued pursuant to the Merger, (ii) the Company Ordinary Shares issued and outstanding immediately after the Share Split, (iii) the Company Ordinary Shares exercisable on a “gross” basis from the vested Company Options issued and outstanding immediately after the Share Split, and (iv) the Company Ordinary Shares and/or Company Preferred Shares, if any, issued pursuant to the SPAC-Side PIPE Financing; provided that in the event of any disagreement among the Sponsor Parties on the number of shares of SPAC Class B Common Stock that any Sponsor Party shall forfeit, each Sponsor Party shall forfeit shares of SPAC Class B Common Stock on a pro rata basis.

Section 1.6         Further Assurances. Each Sponsor Party shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Business Combination and the other transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth therein and herein.

Section 1.7         No Inconsistent Agreement. Each Sponsor Party hereby represents and covenants that such Sponsor Party has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Sponsor Party’s obligations hereunder.

Section 1.8         No Amendment to Insider Letter. Neither the Sponsor Parties nor SPAC shall amend, terminate or otherwise modify that certain letter agreement, dated as of October 7, 2021, by and among SPAC and the Sponsor Parties (the “Insider Letter”), without the Company’s prior written consent.

Section 1.9         Waiver of Anti-Dilution Provision. Each Sponsor Party hereby (but subject to the consummation of the Business Combination) waives (for itself, for its successors, heirs and assigns), to the fullest extent permitted by law and the amended and restated certificate of incorporation of SPAC (as may be amended from time to time, the “Charter”), the provisions of Section 4.3(b)(ii) of the Charter to have the SPAC Class B Common Stock convert to SPAC Class A Common Stock at a ratio of greater than one-for-one. The waiver specified in this Section 1.9 shall be applicable only in connection with the transactions contemplated by the Business Combination Agreement and this Support Agreement (and any shares of SPAC Class A Common Stock or equity-linked securities issued in connection with the transactions contemplated by the Business Combination Agreement and this Support Agreement) and shall be void and of no force and effect if the Business Combination Agreement shall be terminated for any reason.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1         Representations and Warranties of each Sponsor Party. Each Sponsor Party represents and warrants as of the date hereof to SPAC and the Company (solely with respect to itself, himself or herself and not with respect to any other Sponsor Party) as follows:

(a)        Organization; Due Authorization. If such Sponsor Party is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within such Sponsor Party’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor Party. If such Sponsor Party is an individual, such Sponsor Party has full legal capacity, right and authority to execute and deliver this Support Agreement and to perform his or her obligations hereunder. This Support Agreement has been duly executed and delivered by such Sponsor Party and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Sponsor Party, enforceable against such Sponsor Party in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Support Agreement is being executed in a representative or fiduciary capacity, the Person signing this Support Agreement has full power and authority to enter into this Support Agreement on behalf of the applicable Sponsor Party.

(b)        Ownership. Such Sponsor Party is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Sponsor Party’s Subject Securities listed across from such Sponsor Party’s name on Schedule I hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens pursuant to (i) this Support Agreement, (ii) the Organizational Documents of SPAC, (iii) the Business Combination Agreement, (iv) the Insider Letter or (v) any applicable securities Laws. Such Sponsor Party’s Subject Securities are the only equity securities in SPAC owned of record or beneficially by such Sponsor Party on the date of this Support Agreement, and none of such Sponsor Party’s Subject Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder and under the Insider Letter. Other than the SPAC Warrants held by such Sponsor Party, such Sponsor Party does not hold or own any rights to acquire (directly or indirectly) any equity securities of SPAC or any equity securities convertible into, or which can be exchanged for, equity securities of SPAC.

(c)         No Conflicts. The execution and delivery of this Support Agreement by such Sponsor Party does not, and the performance by such Sponsor Party of his, her or its obligations hereunder will not, (i) if such Sponsor Party is not an individual, conflict with or result in a violation of the organizational documents of such Sponsor Party or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor Party or such Sponsor Party’s Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor Party of its, his or her obligations under this Support Agreement.

(d)        Litigation. There are no Actions pending against such Sponsor Party, or to the knowledge of such Sponsor Party threatened against such Sponsor Party, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor Party of its, his or her obligations under this Support Agreement.

(e)        Brokerage Fees. Except as described in Section 3.19 of the SPAC Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such Sponsor Party, for which SPAC or any of its Affiliates may become liable.

(f)        Affiliate Arrangements. Except as set forth on Schedule II attached hereto, neither such Sponsor Party nor any Person related by blood, marriage or adoption to such Sponsor Party or, to the knowledge of such Sponsor Party, any Person in which such Sponsor Party has a direct or indirect legal, contractual or beneficial ownership of 5% or greater is party to, or has any rights with respect to or arising from, any Contract with SPAC or its Subsidiaries.

(g)        Acknowledgment. Such Sponsor Party understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon such Sponsor Party’s execution and delivery of this Support Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.1         Termination. This Support Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Expiration Time, (b) the liquidation of SPAC and (c) the written agreement of the Sponsor, SPAC, and the Company. Upon such termination of this Support Agreement, all obligations of the parties under this Support Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Support Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Support Agreement prior to such termination. This Article III shall survive the termination of this Support Agreement.

Section 3.2         Governing Law. This Support Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Support Agreement or the negotiation, execution or performance of this Support Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Support Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 3.3         CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)         THE PARTIES TO THIS SUPPORT AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS LOCATED IN WILMINGTON, DELAWARE OR THE COURTS OF THE UNITED STATES LOCATED IN WILMINGTON, DELAWARE IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUPPORT AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS SUPPORT AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS SUPPORT AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS SUPPORT AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS SUPPORT AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN Section 3.8.

(b)        WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUPPORT AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPORT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUPPORT AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUPPORT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 3.3.

Section 3.4         Assignment. This Support Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Support Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.5         Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Support Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Support Agreement and to enforce specifically the terms and provisions of this Support Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 3.6         Amendment. This Support Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by SPAC, the Company and the Sponsor.

Section 3.7         Severability. If any provision of this Support Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Support Agreement will remain in full force and effect. Any provision of this Support Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.8         Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to SPAC:

Maxpro Capital Acquisition Corp.

5/F-4, No. 89
Songren Road, Xinyi District
Taipei City, Taiwan (R.O.C.) 11073
Attention:      Chen, Hong - Jung (Moses)
Email:             m.chen@maxproventures.com

with a copy to (which will not constitute notice):

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900

Washington, D.C. 20001
Attention:      Andrew M. Tucker, Esq.

Email:             andy.tucker@nelsonmullins.com

If to the Company:

Apollomics Inc.

989 E. Hillsdale Blvd., Suite 220

Foster City, CA 94404

Attention:      Brianna MacDonald, Senior Vice President, Legal and General Counsel

Email:             brianna.macdonald@apollomicsinc.com

with a copy to (which shall not constitute notice):

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020
Attention:      James Hu
Email:             james.hu@whitecase.com

and

White & Case LLP

555 South Flower Street, Suite 2700

Los Angeles, California 90071
Attention:      Daniel Nussen
Email:             daniel.nussen@whitecase.com

If to a Sponsor Party:

To such Sponsor Party’s address set forth in Schedule I

with a copy to (which will not constitute notice):

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900

Washington, D.C. 20001
Attention:      Andrew M. Tucker, Esq.

Email:             andy.tucker@nelsonmullins.com

Section 3.9          Counterparts. This Support Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.10        Trust Account Waiver. Section 10.1 of the Business Combination Agreement is hereby incorporated into this Support Agreement, mutatis mutandis.

Section 3.11        Entire Agreement. This Support Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Sponsor Parties, SPAC, and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

MP ONE INVESTMENT LLC

By:	/s/ Yung-Fong (Ron) Song
Name: Yung-Fong (Ron) Song
Title: Manager

[Signature Page to Sponsor Support Agreement]

INSIDERS:

By:	/s/ Hong - Jung (Moses) Chen
Name: Hong - Jung (Moses) Chen

By:	/s/ Wey - Chuan (Albert) Gau
Name: Wey - Chuan (Albert) Gau

By:	/s/ Yung-Fong (Ron) Song
Name: Yung-Fong (Ron) Song

By:	/s/ Yi - Kuei (Alex) Chen
Name: Yi - Kuei (Alex) Chen

By:	/s/ Soushan Wu
Name: Soushan Wu

By:	/s/ Noha Georges
Name: Noha Georges

[Signature Page to Sponsor Support Agreement]

SPAC:

MAXPRO CAPITAL ACQUISITION CORP.

By:	/s/ Hong - Jung (Moses) Chen
Name: Hong - Jung (Moses) Chen
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

COMPANY:

APOLLOMICS INC.

By:	/s/ Guo-Liang Yu
Name: Guo-Liang Yu
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Schedule I

Sponsor Subject Securities

Sponsor Party	SPAC Class B Common Stock	SPAC Private Placement Warrants
MP One Investment LLC	2,482,500	464,150
Hong - Jung (Moses) Chen	30,000	0
Wey - Chuan (Albert) Gau	30,000	0
Yung-Fong (Ron) Song	15,000	0
Yi - Kuei (Alex) Chen	10,000	0
Soushan Wu	10,000	0
Noha Georges	10,000	0

[Schedule I to Sponsor Support Agreement]

Schedule II

Affiliate Agreements

1.	Administrative Support Agreement, dated October 7, 2021, by and between Maxpro Capital Acquisition Corp. and Maxpro Capital Management LTD.